UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): November 30, 2006

Naturade, Inc.
(Exact name of registrant as specified in its charter)

Delaware	33-7106-A	23-2442709
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Valencia Ave. Suite 100, Brea, California 92823
(Address of principal executive offices) (Zip Code)

714-573-4800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 4 - Matters Related to Accountants and Financial Statements

Item 4.01  Changes in Registrant’s Certifying Accountant.

On November 30, 2006, we were informed by Squar, Milner, Miranda & Williamson, LLP ("Squar Milner"), our independent registered public accounting firm, as follows:

Squar Milner has consummated a merger with Peterson & Co., LLP ("Peterson"). Peterson, which is located in San Diego, California, and is also registered with the Public Company Accounting Oversight Board (United States). The name of the post-merger firm is Squar, Milner, Peterson, Miranda & Williamson, LLP ("Squar Milner Peterson").

We are required to file this Form 8-K as notification that Squar Milner Peterson succeeds Squar Milner as our independent registered auditor.

Squar Milner's was appointed in August 2006 and has not issued any reports on our consolidated financial statements.

During the interim period preceding the change from Squar Milner to Squar Milner Peterson, there were no disagreements with Squar Milner on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Squar Milner, would have caused them to make reference thereto in their reports on our consolidated financial statements.

We have provided Squar Milner with a copy of the foregoing disclosures. A copy of Squar Milner’s letter is included with this report.

16.1 Letter dated December 6, 2006 from Squar, Milner, Miranda & Williamson, LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 6, 2006
NATURADE, INC.

	By:	/s/ Gary Cannon
Gary Cannon
Secretary